UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2014

Tyson Foods, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State of incorporation or organization)

001-14704
(Commission File Number)

71-0225165
(IRS Employer Identification No.)

2200 Don Tyson Parkway, Springdale, AR 72762-6999
(479) 290-4000
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 29, 2014, Tyson Foods, Inc. (“Tyson”) entered into letter of commitment (the “Original Commitment Letter”) pursuant to which Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”) committed to provide (i) a 364-day senior unsecured bridge credit facility in an aggregate principal amount of US$6.75 billion (the “Bridge Facility”) and (ii) a 364-day senior unsecured backstop revolving credit facility in an aggregate principal amount of US$1 billion (the “Revolver Backstop Facility”, and together with the Bridge Facility, the “Credit Facilities”). Tyson’s obligations under the Credit Facilities will be unconditionally guaranteed by Tyson Fresh Meats, Inc. On June 2, 2014, we amended and restated the Original Commitment Letter (hereafter, the “Commitment Letter”) to add JPMorgan Chase Bank, N.A. (“JPM Chase”) as a party thereto. (JPM Chase, together with Morgan Stanley, are hereafter referred to as the “Arrangers”).

The Bridge Facility is intended to finance Tyson’s potential acquisition of The Hillshire Brands Company (“Hillshire”) (NYSE:HSH) (the “Acquisition”) to the extent that Tyson does not issue, incur or borrow unsecured debt, term loans, equity, equity-linked or other securities to finance the Acquisition.

The Revolver Backstop Facility is intended to replace the Credit Agreement, dated as of August 9, 2012, among Tyson, as borrower, the subsidiary borrowers party thereto, the lenders party thereto and JPM Chase, as administrative agent (as amended, restated, amended and restated, supplemented or modified, the “Existing Revolving Facility”) in the event that, prior to the Closing Date (as defined in the Commitment Letter), the Existing Revolving Facility is not amended to, among other things, permit the consummation of the Acquisition.

The Arrangers’ commitment to provide the Credit Facilities is subject to certain conditions, including the negotiation and execution of a definitive acquisition agreement reasonably satisfactory to the Arrangers (including the conditions thereto, including certain material adverse changes to Hillshire), the negotiation and execution of definitive documentation, the non-occurrence of any Specified Default (as defined in the Commitment Letter), the truth and accuracy of the Acquisition Agreement Representations (as defined in the Commitment Letter) and the Specified Representations (as defined in the Commitment Letter), pro forma compliance with (i) a maximum debt to capitalization ratio of 0.60 to 1.00 and (ii) a minimum EBITDA to interest ratio of 3.75 to 1.00, Tyson’s delivery of a solvency certificate to the Arrangers and other customary closing conditions more fully set forth in the Commitment Letter.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Commitment Letter, which is filed as Exhibit 10.1 hereto, and is incorporated into this report by reference.

Exhibit No.     Description

10.1	Amended and restated commitment letter entered into as of June 2, 2014, among Tyson Foods, Inc., Morgan Stanley Senior Funding, Inc. and JPMorgan Chase Bank, N.A

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TYSON FOODS, INC.
Date: June 4, 2014

By:	/s/ R. Read Hudson
Name:	R. Read Hudson
Title:	Vice President, Associate General Counsel & Secretary